Exhibit 4.2

SUPPLEMENTAL INDENTURE NO. 10

Dated as of August 5, 2019

€500,000,000 0.450% Notes due 2025

€500,000,000 1.300% Notes due 2031

SUPPLEMENTAL INDENTURE NO. 10, dated as of August 5, 2019, among FedEx Corporation, a Delaware corporation (the “Company”), Federal Express Corporation, a Delaware corporation, Federal Express Europe, Inc., a Delaware corporation, Federal Express Holdings S.A., LLC, a Delaware limited liability company (formerly Federal Express Holdings S.A.), Federal Express International, Inc., a Delaware corporation, FedEx Corporate Services, Inc., a Delaware corporation (into which FedEx TechConnect, Inc., a Delaware corporation, was merged), FedEx Freight Corporation, a Delaware corporation, FedEx Freight, Inc., an Arkansas corporation, FedEx Ground Package System, Inc., a Delaware corporation, and FedEx Office and Print Services, Inc., a Texas corporation (collectively, the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”) and Elavon Financial Services DAC, UK Branch, as paying agent (the “Paying Agent”).

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered an Indenture, dated as of October 23, 2015 (as amended or supplemented to date, the “Indenture”), to provide for the issuance by the Company from time to time, and the guarantee by the Guarantors, of the Company’s senior unsecured debt securities;

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered Supplemental Indenture No. 1, dated as of October 23, 2015;

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered Supplemental Indenture No. 2, dated as of March 24, 2016;

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered Supplemental Indenture No. 3, dated as of April 11, 2016;

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered Supplemental Indenture No. 4, dated as of January 6, 2017;

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered Supplemental Indenture No. 5, dated as of January 31, 2018;

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered Supplemental Indenture No. 6, dated as of October 17, 2018;

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered Supplemental Indenture No. 7, dated as of January 16, 2019;

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered Supplemental Indenture No. 8, dated as of January 16, 2019;

WHEREAS, the Company, the Guarantors and the Trustee have executed and delivered Supplemental Indenture No. 9, dated as of July 24, 2019;

WHEREAS, Section 9.01(b) of the Indenture permits execution of supplemental indentures without the consent of any Holders for the purpose of adding to the covenants of the Company or any Guarantor for the benefit of the Holders of less than all series of Securities so long as such supplemental indenture states that such covenant is expressly being included solely for the benefit of one or more particular series of Securities;

WHEREAS, Section 9.01(j) of the Indenture permits execution of supplemental indentures for the purpose of establishing the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Indenture without the consent of any Holders;

WHEREAS, the entry into this Supplemental Indenture No. 10 by the parties hereto is authorized by the provisions of the Indenture;

WHEREAS, the Redemption for Tax Reasons (as defined herein), as set forth below, is expressly being included solely for the benefit of the Company;

WHEREAS, the Change of Control Repurchase Event (as defined herein) covenant, as set forth below, is expressly being included solely for the benefit of the Notes (as defined herein); and

WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered hereunder and under the Indenture, duly issued by the Company and to make this Supplemental Indenture No. 10 a valid and legally binding agreement of the Company and the Guarantors, in accordance with the terms hereof and thereof, have been done.

NOW, THEREFORE, for and in consideration of the premises and the purchase of the Notes by the Holders, the Company, the Guarantors, the Trustee and the Paying Agent mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of each series of Notes as follows:

ARTICLE 1
RELATION TO THE INDENTURE; DEFINITIONS AND
OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Relation to the Indenture.  This Supplemental Indenture No. 10 constitutes an integral part of the Indenture.

Section 1.02.  Definitions and Other Provisions of General Application.  For all purposes of this Supplemental Indenture No. 10 unless otherwise specified herein:

(a)                       all terms defined in this Supplemental Indenture No. 10 which are used and not otherwise defined herein shall have the meanings they are given in the Indenture;

(b)                       the provisions of general application stated in Section 1.01 of the Indenture shall apply to this Supplemental Indenture No. 10, except that the words “herein,” “hereof,” “hereto” and “hereunder” and other words of similar import refer to this Supplemental Indenture No. 10 as a whole and not to the Indenture or any particular Article, Section or other subdivision of the Indenture or this Supplemental Indenture No. 10;

(c)                                  “business day” means each day which is not a Saturday, Sunday or other day on which the Trustee, Paying Agent, Transfer Agent (as defined herein) and registrar or banking institutions are not required by law or regulation to be open in the State of New York or London and, for any place of payment outside of New York City or London, in such place of payment, and on which the TARGET2 system (as defined below), or any successor thereto, does not operate;

(d)                                 “Agency Agreement” means the agreement among the Company, Elavon Financial Services DAC, UK Branch, as the Paying Agent, U.S. Bank National Association, as the registrar and transfer agent, and the Trustee;

(e)                                  “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System; and

(f)                                   “Clearstream” means Clearstream Banking, société anonyme.

ARTICLE 2
THE SERIES OF NOTES

Section 2.01.  Title.  There shall be a series of Securities designated the 0.450% Notes due 2025 (the “2025 Notes”) and a series of Securities designated the 1.300% Notes due 2031 (the “2031 Notes” and, together with the 2025 Notes, the “Notes”).

Section 2.02.  Principal Amounts.  Subject to Section 2.12, the initial aggregate principal amount of the 2025 Notes that may be authenticated and delivered under this Supplemental Indenture No. 10 shall not exceed €500,000,000, and the initial aggregate principal amount of the 2031 Notes that may be authenticated and delivered under this Supplemental Indenture No. 10 shall not exceed €500,000,000 (except for Notes of each series authenticated and delivered upon registration of, transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.04, 3.05, 3.06, 9.06 or 11.07 of the Indenture and except for any Notes which pursuant to Section 3.03 of the Indenture are deemed never to have been authenticated and delivered hereunder).

Section 2.03.  Stated Maturity Dates.  The entire outstanding principal amount of the 2025 Notes shall be payable on August 5, 2025, and the entire outstanding principal amount of the 2031 Notes shall be payable on August 5, 2031, in each case subject to Section 2.07 and 2.08.

Section 2.04  Interest.

(a)                       2025 Notes. The 2025 Notes will bear interest at the rate of 0.450% per annum. Interest on the 2025 Notes will be payable annually in arrears on August 5 of each year, commencing on August 5, 2020, to the Persons in whose names the 2025 Notes are registered at the close of business of the preceding July 21 or, if the 2025 Notes are represented by one or more global notes, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding July 21. Interest on the 2025 Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2025 Notes (or August 5, 2019, if no interest has been paid on the 2025 Notes) to, but excluding, the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

(b)                       2031 Notes. The 2031 Notes will bear interest at the rate of 1.300% per annum. Interest on the 2031 Notes will be payable annually in arrears on August 5 of each year, commencing on August 5, 2020, to the Persons in whose names the 2031 Notes are registered at the close of business of the preceding July 21 or, if the 2031 Notes are represented by one or more global notes, the close of business on the business day (for this purpose a day on which Clearstream and Euroclear are open for business) immediately preceding July 21. Interest on the 2031 Notes will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on the 2031 Notes (or August 5, 2019, if no interest has been paid on the 2031 Notes) to, but excluding, the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

Section 2.05.  Payments in Euro.  All payments of interest and principal, including payments made upon any redemption of the Notes, will be payable in euro. If, on or after the date of issuance of the Notes, the euro is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Notes will be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by the Company in its sole discretion. Any payment in respect of the Notes so made in U.S. dollars will not constitute an Event of Default under the Notes or the Indenture. Neither the Trustee nor the Paying Agent shall have any responsibility for any calculation or conversion in connection with the foregoing.

Section 2.06  Defeasance and Discharge; Covenant Defeasance.

(a)                       The provisions of Section 13.02 and Section 13.03 of the Indenture shall apply to each series of the Notes, subject to clause (b) below.

(b)                       Solely with respect to the Notes, the Government Obligations referred to in Section 13.04 of the Indenture shall include (1) securities that are direct obligations of the Federal Republic of Germany for the payment of which its full faith and credit is pledged or (2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the Federal Republic of Germany, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the Federal Republic of Germany, which, in either case under clauses (1) or (2) are not callable or redeemable at the option of the issuer thereof.

Section 2.07.  Optional Redemption.  The Company will have the right, at its option, to redeem either series of the Notes in whole or in part, at any time prior to the applicable Par Call Date (as defined below), on at least 10 days’, but no more than 60 days’, prior written notice mailed by the Company (or otherwise delivered in accordance with the applicable clearing system’s procedures) to the Holders of the Notes to be redeemed. Upon redemption of the Notes of any series, the Company will pay a redemption price equal to the greater of:

(a)                       100% of the principal amount of the Notes to be redeemed; and

(b)                       the sum of the present values of the Remaining Scheduled Payments (as defined below) of principal and interest on the Notes to be redeemed that would be due if the Notes matured on the applicable Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on an ACTUAL/ACTUAL (ICMA) day count basis, at the applicable Comparable Government Bond Rate (as defined below) plus 0.200% (20 basis points) in the case of the 2025 Notes and 0.250% (25 basis points) in the case of the 2031 Notes;

in each case, plus accrued and unpaid interest to the date of redemption on the principal amount of the Notes being redeemed.

At any time on or after the applicable Par Call Date, the Company may redeem either series of Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to the date of redemption on the principal amount of the Notes being redeemed.

“Comparable Government Bond” means, with respect to the Notes to be redeemed prior to the applicable Par Call Date, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a bond that is a direct obligation of the Federal Republic of Germany (“German government bond”), whose maturity is closest to the Par Call Date of such Notes, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.

“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third business day prior to the date fixed for redemption, of the Comparable Government Bond on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (London time) on such business day as determined by an independent investment bank selected by the Company.

“Par Call Date” means May 5, 2025 in the case of the 2025 Notes (the date that is three months prior to the maturity date of the 2025 Notes) and May 5, 2031 in the case of the 2031 Notes (the date that is three months prior to the maturity date of the 2031 Notes).

“Remaining Scheduled Payments” means with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to such Note, the amount of the next succeeding scheduled interest payment thereon will be deemed to be reduced (solely for the purposes of this calculation) by the amount of interest accrued thereon to such redemption date.

Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes, or portions of the Notes, called for redemption.

If less than all of a series of Notes are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method the Trustee deems to be fair and appropriate in accordance with the applicable clearing system’s procedures.

Section 2.08  Redemption for Tax Reasons.  If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the issuance of the Notes, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, the Company will become obligated to pay additional amounts as described in Section 3.01 hereof with respect to a series of Notes, then the Company may at any time at its option redeem, in whole, but not in part, the outstanding Notes of such series on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on those Notes to, but not including, the date fixed for redemption (such redemptions, a “Redemption for Tax Reasons”).

Section 2.09  Form of Notes and Payment.

(a)                       The Notes shall be represented by one or more permanent global notes. The 2025 Notes shall be in the form of Exhibit A attached hereto, and the 2031 Notes shall be in the form of Exhibit B attached hereto. The Notes shall be issued in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof.

(b)                       Principal, premium and additional amounts, if any, and/or interest, if any, on the global notes representing the Notes shall be made to the Paying Agent which in turn, for so long as the Notes are in global form, shall make payment with respect to the Notes to Elavon Financial Services DAC, UK Branch, as common depositary for Euroclear and Clearstream, for their respective accounts.

(c)                        The global notes representing the Notes shall be deposited with, or on behalf of, Elavon Financial Services DAC, UK Branch, as common depositary for Euroclear and Clearstream, and registered in the name of such common depositary or its nominee for the accounts of Euroclear and Clearstream.

(d)                       Elavon Financial Services DAC, UK Branch, shall initially act as the Paying Agent for the Notes in accordance with the terms of the Agency Agreement. U.S. Bank National Association shall initially act as the transfer agent for the Notes (the “Transfer Agent”) in accordance with the terms of the Agency Agreement. The Company may change the Paying Agent or the Transfer Agent without prior notice to the Holders.

(e)                        U.S. Bank National Association shall initially act as the Security Registrar, as such term is defined in Section 3.05 of the Indenture, for the Notes in accordance with the terms of the Agency Agreement. The Company may change the Security Registrar without prior notice to the Holders.

(f)                         Each of the Company and the Guarantors designates the office of the Paying Agent at 125 Old Broad Street, Fifth Floor, London EC2N 1AR as an agency where the Notes may be presented for payment, in each case as provided for in the Indenture.

(g)                                  Each of the Company and the Guarantors designates the officer of the Transfer Agent at U.S. Bank Wealth Management — Corp Trust Services Boston, 1 Federal Street, Boston, Massachusetts 02110 as an agency where the Notes may be presented for exchange or registration of transfer as provided for in the Indenture.

Section 2.10.  Sinking Fund.  The Notes shall not be subject to a sinking fund.

Section 2.11.  Additional Amounts.  The provisions of Section 10.06 of the Indenture shall not apply to the Notes; provided that the provisions of Section 3.01 of this Supplemental Indenture No. 10 shall apply to the Notes.

Section 2.12.  Amount Not Limited.  The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture, as supplemented from time to time, shall not be limited, and additional Notes may be issued from time to time without any consent of Holders or of the Trustee, provided that if the additional Notes of a series are not fungible with the then-outstanding Notes of that series for U.S. federal income tax purposes, the additional Notes shall have separate CUSIP, ISIN and Common Code numbers.

ARTICLE 3
PAYMENT OF ADDITIONAL AMOUNTS

Section 3.01  Payment of Additional Amounts.

(a)                       The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts as are necessary in order that the net payment by the Company of the principal of and interest on the Notes to a Holder who is not a United States person (as defined below), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States (including any withholding or deduction with respect to the payment of such additional amounts), will not be less than the amount provided in the Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:

(1)                                 to any tax, assessment or other governmental charge that is imposed by reason of the Holder (or the beneficial owner for whose benefit such Holder holds such Note), or a fiduciary, settlor, beneficiary, member or shareholder of the Holder or beneficial owner if the Holder or beneficial owner is an estate, trust, partnership, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:

(a)                                             being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b)                                             having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Notes, the receipt of any payment thereon or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;

(c)                                              being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;

(d)                                             being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or

(e)                                              being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(2)                                 to any Holder that is not the sole beneficial owner of the Notes, or a portion of the Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the Holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of such additional amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

(3)                                 to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the Holder or any other person to comply with any certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of such Holder or other person, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction in, such tax, assessment or other governmental charge;

(4)                                 to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from payments on the Notes;

(5)                                 to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

(6)                                 to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;

(7)                                 to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by presenting such Note (where presentation is required) to at least one other paying agent;

(8)                                 to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of any Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

(9)                                 to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the Notes in the ordinary course of its lending business or (ii) that is neither (A) buying the Notes for investment purposes only nor (B) buying the Notes for resale to a third-party that either is not a bank or holding the Notes for investment purposes only;

(10)                          to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or

(11)         in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9), and (10).

(b) The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Notes. Except as specifically provided under this Section 3.01, the Company will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.

(c) As used under this Section 3.01 and Section 2.08 hereof, the term “United States” means the United States of America (including the states of the United States and the District of Columbia and any political subdivision thereof) and the term “United States person” means any individual who is a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States, any state of the United States or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or any estate or trust the income of which is subject to United States federal income taxation regardless of its source.

(d) Any reference to amounts payable in respect of the Notes herein or in the Indenture shall be deemed to include any additional amounts which may be payable under this Section 3.01.

ARTICLE 4
CHANGE OF CONTROL REPURCHASE EVENT

Section 4.01.  Intended Beneficiary; Definitions.

(a)        The provisions of this Article 4 shall be applicable only to, and are solely for the benefit of Holders of, the Notes and to no other Security.

(b)        For purposes of this Supplemental Indenture No. 10:

“Below Investment Grade Ratings Event” means, with respect to the Notes, on any day within the 60-day period (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any Rating Agency) after the earlier of (1) the occurrence of a Change of Control, or (2) the public announcement of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control, the Notes are rated below Investment Grade by each and every Rating Agency. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not publicly announce or publicly confirm, or inform the Trustee in writing at the Company’s request, that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Ratings Event).

“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than (1) the Company, (2) any Subsidiary, (3) any employee benefit plan (or a trust forming a part thereof) maintained by the Company or any Subsidiary, or (4) any underwriter temporarily holding Voting Stock of the Company pursuant to an offering of such Voting Stock, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the Company’s Voting Stock or other Voting Stock into which the Company’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event with respect to the Notes.

“Investment Grade” means, with respect to Moody’s, a rating of Baa3 or better (or its equivalent under any successor rating categories of Moody’s); with respect to S&P, a rating of BBB- or better (or its equivalent under any successor rating categories of S&P); and, with respect to any additional Rating Agency or Rating Agencies selected by the Company, the equivalent investment grade credit rating.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agency” means (1) each of Moody’s and S&P; and (2) if either of Moody’s or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act, selected by the Company (as certified by a Board

Resolution) as a replacement agency for Moody’s or S&P, or both of them, as the case may be.

“S&P” means S&P Global Ratings, a division of S&P Global, Inc., and its successors.

“Voting Stock” of any specified “person” (as that term is used in Section 13(d)(3) of the Exchange Act) as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Section 4.02.  Change of Control Repurchase Event.

(a)        If a Change of Control Repurchase Event with respect to a series of Notes occurs, except to the extent the Company has exercised its right to redeem the Notes of such series pursuant to the redemption terms of the Notes, the Company will make an offer to each Holder of the Notes of such series to repurchase all or any part (in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof) of that Holder’s Notes at a repurchase price (the “Repurchase Price”) in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the Repurchase Date (as defined below).

(b)        Within 30 days following a Change of Control Repurchase Event or, at the Company’s option, prior to a Change of Control, but after the public announcement of such Change of Control, the Company will mail, or cause to be mailed, or otherwise deliver in accordance with the procedures of the applicable clearing system, a notice to each Holder of the Notes of such series, with a copy to the Trustee and the Paying Agent, describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase the Notes on the payment date specified in the notice (such offer the “Repurchase Offer” and such date, the “Repurchase Date”), which Repurchase Date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures described in such notice. The notice shall, if mailed or delivered prior to the date of consummation of the Change of Control, state that the Repurchase Offer is conditioned on a Change of Control Repurchase Event occurring on or prior to the Repurchase Date.

(c)   The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

(d)        On the Repurchase Date following a Change of Control Repurchase Event, the Company will, to the extent lawful:

(i)    accept for payment all Notes or portions of Notes properly tendered pursuant to the Repurchase Offer;

(ii)   deposit with the Paying Agent an amount equal to the aggregate Repurchase Price for all Notes or portions of Notes properly tendered;

(iii)  deliver, or cause to be delivered, to the Trustee the Notes properly accepted for payment by the Company, together with an Officers’ Certificate stating the aggregate principal amount of Notes being repurchased by the Company pursuant to the Repurchase Offer; and

(iv)  deliver, or cause to be delivered, to the Trustee, for authentication by the Trustee, any new Notes required to be issued pursuant to Section 4.02(e) below, duly executed by the Company.

(e)        Upon receipt by the Trustee from the Company of a notice setting forth the Repurchase Price and the Notes properly tendered and accepted for payment, the Trustee will promptly mail, or cause the Paying Agent to promptly mail, or otherwise deliver in accordance with the procedures of the applicable clearing system, to each Holder of Notes, or portions of the Notes, properly tendered and accepted for payment by the Company the Repurchase Price for the Notes or portions of the Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each such Holder a new Note, as applicable, duly executed by the Company equal in principal amount to any unrepurchased portion of the Notes surrendered, as applicable; provided that each new Note will be in a principal amount equal to €100,000 or integral multiples of €1,000 in excess thereof.

(f)        The Company will not be required to make a Repurchase Offer upon a Change of Control Repurchase Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for such an offer made by the Company and such third party purchases all Notes or portions of Notes properly tendered and not withdrawn under its offer.

(g)        The Company and the Guarantors acknowledge that the Company may not have sufficient funds to repurchase all Notes or portions of Notes properly tendered upon a Change of Control Repurchase Event.

ARTICLE 5
MISCELLANEOUS PROVISIONS

Section 5.01.  Supplemental Indenture.  The Indenture, as supplemented by this Supplemental Indenture No. 10, is in all respects hereby adopted, ratified and confirmed.

Section 5.02.  Effectiveness.  This Supplemental Indenture No. 10 shall take effect as of the date hereof.

Section 5.03.  Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 5.04.  Separability Clause.  In case any provision in this Supplemental Indenture No. 10 shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions herein shall not in any way be affected or impaired thereby.

Section 5.05.  Governing Law.  This Supplemental Indenture No. 10 shall be governed by and construed in accordance with the laws of the State of New York.

Section 5.06.  Submission of Paying Agent to Jurisdiction in the United States.  Each of the Paying Agent, the Transfer Agent and the registrar irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Supplemental Indenture No. 10. To the fullest extent permitted by applicable law, each of the Paying Agent, the Transfer Agent and the registrar irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

Section 5.07  Execution by the Trustee.  The Trustee has executed this Supplemental Indenture No. 10 only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee shall not be responsible for the correctness of the recitals contained herein, which shall be taken as statements of the Company and the Guarantors, and the Trustee makes no representation and shall have no responsibility for, or in respect of, the validity or sufficiency of this Supplemental Indenture No. 10 or the execution hereof by any Person (other than the Trustee).

Section 5.08  Counterparts.  This Supplemental Indenture No. 10 may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture No. 10 to be duly executed, all as of the day and year first above written.

FedEx Corporation, as Issuer
Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Michael C. Lenz
Name:	C. Edward Klank III	Name:	Michael C. Lenz
Title:	Assistant Secretary	Title:	Corporate Vice President and Treasurer

[Signature Page to Supplemental Indenture No. 10]

Federal Express Corporation, as Guarantor

Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Elise L. Jordan
Name:	C. Edward Klank III		Name:	Elise L. Jordan
Title:	Secretary		Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture No. 10]

FedEx Ground Package System, Inc., as Guarantor

Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Robert D. Henning
Name:	C. Edward Klank III		Name:	Robert D. Henning
Title:	Secretary		Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture No. 10]

FedEx Freight Corporation, as Guarantor

Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Matthew L. Rittenhour
Name:	C. Edward Klank III		Name:	Matthew L. Rittenhour
Title:	Secretary		Title:	Senior Vice President — Finance and Chief Financial Officer

[Signature Page to Supplemental Indenture No. 10]

FedEx Freight, Inc., as Guarantor

Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Matthew L. Rittenhour
Name:	C. Edward Klank III		Name:	Matthew L. Rittenhour
Title:	Assistant Secretary		Title:	Senior Vice President — Finance and Chief Financial Officer

[Signature Page to Supplemental Indenture No. 10]

FedEx Office and Print Services, Inc., as Guarantor

Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Leslie M. Benners

Name:	C. Edward Klank III		Name:	Leslie M. Benners
Title:	Assistant Secretary		Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture No. 10]

FedEx Corporate Services, Inc., as Guarantor

Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Mark A. McGough
Name:	C. Edward Klank III		Name:	Mark A. McGough
Title:	Secretary		Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture No. 10]

Federal Express Europe, Inc., as Guarantor

Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Helena Jansson
Name:	C. Edward Klank III		Name:	Helena Jansson
Title:	Assistant Secretary		Title:	Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture No. 10]

Federal Express Holdings S.A., LLC as Guarantor

Attest:

By:	/s/ C. Edward Klank III	By:	/s/ Juan N. Cento

Name:	C. Edward Klank III		Name:	Juan N. Cento
Title:	Assistant Secretary		Title:	President and Chief Executive Officer

[Signature Page to Supplemental Indenture No. 10]

Federal Express International, Inc., as Guarantor

Attest:

By:	/s/ C. Edward Klank III	By:	/s/ John D. Hartney
Name:	C. Edward Klank III		Name:	John D. Hartney
Title:	Assistant Secretary		Title:	Assistant Treasurer

[Signature Page to Supplemental Indenture No. 10]

Wells Fargo Bank, National Association, as Trustee

By:	/s/ Stefan Victory
Name: Stefan Victory
Title: Vice President

[Signature Page to Supplemental Indenture No. 10]

Elavon Financial Services DAC, UK Branch, as Paying Agent

By:	/s/ Laurence Griffiths
Name: Laurence Griffiths
Title: Authorized Signatory

By:	/s/ Chris Hobbs
Name: Chris Hobbs
Title: Authorized Signatory

Exhibit A

Form of 0.450% Note

No. [ ]	CUSIP No. [ ](1)

ISIN No. [ ](2)

Common Code [ ](3)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

Unless this security is presented by an authorized representative of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream” and, together with Euroclear, “Euroclear/Clearstream”) to the Issuer or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of USB Nominees (UK) Limited or in such other name as is requested by an authorized representative of Euroclear/Clearstream (and any payment is made to USB Nominees (UK) Limited or to such other entity as is requested by an authorized representative of Euroclear/Clearstream), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, USB Nominees (UK) Limited, has an interest herein.

(1)  Initial Note: 31428XBW5

(2)  Initial Note: XS2034626460

(3)  Initial Note: 203462646

FEDEX CORPORATION

0.450% Notes due 2025

Guaranteed as to Payment of Principal, Premium, if any, and Interest
by the Guarantors named in the Indenture Referred to Below

FedEx Corporation, a Delaware corporation (the “Company,” which term includes any successor Corporation under the Indenture), for value received, hereby promises to pay to USB Nominees (UK) Limited as nominee of Elavon Financial Services DAC as common depository for the accounts of Euroclear/Clearstream or registered assigns, the principal sum of €500,000,000 on August 5, 2025 (the “Stated Maturity Date”) and to pay interest thereon from August 5, 2019, or from the most recent “Interest Payment Date” to which interest has been paid or duly provided for, annually in arrears on August 5 of each year, commencing on August 5, 2020, and ending on the Stated Maturity Date or date of earlier redemption as contemplated herein, at the rate of 0.450% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture dated as of October 23, 2015 among the Company, the Guarantors referred to in the Indenture and Wells Fargo Bank, National Association as Trustee (the “Trustee,” which term includes any successor trustee pursuant to the Indenture), as supplemented by Supplemental Indenture No. 10 dated as of August 5, 2019 (“Supplemental Indenture No. 10”), among the Company, the Guarantors named therein, the Trustee and Elavon Financial Services DAC, UK Branch, as paying agent (the “Paying Agent”) (as so amended and supplemented, the “Indenture”), be paid to the Person in whose name this Note is registered at the close of business on the “Regular Record Date” for such interest, which shall be the preceding July 21 or, if the Notes are represented by one or more global notes, the close of business on the business day (for this purpose a day on which Euroclear/Clearstream are open for business) immediately preceding July 21. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Interest payments on this Note will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on this Note (or August 5, 2019, if no interest has been paid on this Note) to, but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

If the Stated Maturity Date or any redemption date of this Note falls on a day that is not a business day, the related payment of principal, premium and additional amounts, if any, and interest will be made on the next business day as if it were made on the date such payment was due, and no interest shall accrue on the amounts so payable for the period from and after such date to the next business day. If any interest payment date would otherwise be a day that is not a business day, that interest payment date will be postponed to the next date that is a business day.

If, on or after issuance of this Note, the single currency of participating member states of the economic and monetary union as contemplated in the Treaty on European Union (the “euro”) is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Note will be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by the Company in its sole discretion. Any payment in respect of this Note so made in U.S. dollars will not constitute an Event of Default under this Note or the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit pursuant to the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FEDEX CORPORATION

By:
Name: Michael C. Lenz
Title: Corporate Vice President and Treasurer

Attest:

By:
Name: C. Edward Klank III
Title: Assistant Secretary

Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: [ ](4)

(4)  Initial Note: August 5, 2019.

[REVERSE OF SECURITY]

FEDEX CORPORATION

0.450% Notes due 2025

This Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued pursuant to the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern. This Note is one of the series designated on the face hereof, limited in initial aggregate principal amount to €500,000,000, except as contemplated in Supplemental Indenture No. 10. Capitalized terms used herein and in the Guarantee dated August 5, 2019 but not defined herein have the meanings ascribed to such terms in the Indenture.

The Notes of this series are not subject to any sinking fund.

The Company will have the right, at its option, to redeem the Notes of this series in whole or in part at any time prior to the Par Call Date (as defined below), on at least 10 days’, but no more than 60 days’, prior written notice mailed by the Company (or otherwise delivered in accordance with the applicable clearing system’s procedures) to the Holders of the Notes of this series to be redeemed. Upon redemption of such Notes, the Company will pay a redemption price equal to the greater of (i) 100% of the principal amount of the Notes of this series to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined in Supplemental Indenture No. 10) of principal and interest on the Notes of this series to be redeemed that would be due if the Notes of this series matured on the Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on an ACTUAL/ACTUAL (ICMA) day count basis, at the applicable Comparable Government Bond Rate (as defined in Supplemental Indenture No. 10) plus 0.200% (20 basis points), plus, in the case of either (i) or (ii), accrued and unpaid interest to the date of redemption on the principal amount of the Notes of this series being redeemed.

At any time on or after the Par Call Date, the Company may redeem the Notes of this series, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes of this series to be redeemed plus accrued and unpaid interest to the date of redemption on the principal amount of the Notes of this series being redeemed. As used in this Note, Par Call Date shall mean May 5, 2025 (the date that is three months prior to the Stated Maturity Date of the Notes of this series).

Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes or portions of the Notes of this series called for redemption.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the issuance of the Notes of this series, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, the Company will become obligated to pay additional amounts (as described in Supplemental Indenture No. 10) with respect to the Notes of this series, then the Company may at any time at its option redeem, in whole, but not in part, the outstanding Notes of this series on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the Notes of this series to be redeemed to, but not including, the date fixed for redemption.

If a Change of Control Repurchase Event (as defined in Supplemental Indenture No. 10) occurs with respect to Notes of this series, except to the extent  the Company has exercised its right to redeem the Notes of this series pursuant to the redemption terms of the Notes, the Company will make an offer, as provided in, and subject to the terms of, Supplemental Indenture No. 10, to each Holder of the Notes of this series to repurchase all or any part (in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on such Notes repurchased to, but not including, the date of repurchase.

The Notes of this series are fully and unconditionally guaranteed as to the due and punctual payment of the principal, premium, if any, and interest in respect thereof by the Guarantors as evidenced by their guarantees (the “Guarantees”) set forth hereon. The Guarantees are the direct and unconditional obligations of such Guarantors and rank and will rank equally in priority of payment and in all other respects with all other unsecured and unsubordinated obligations of such Guarantors now or hereafter outstanding.

In case an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain respective covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities of each series to be affected pursuant to the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of such Securities at the time Outstanding (voting as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults pursuant to the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note or Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, places and rate, and in the currency herein prescribed.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Transfer Agent, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or its attorney-in-fact duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations equal to €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series are exchangeable for the same aggregate principal amount of Notes of this series and of like tenor and authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee, the Paying Agent and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name this

Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantors, the Trustee, the Paying Agent nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any Guarantor or of any successor thereto, either directly or through the Company or any Guarantor or any successor thereto, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Schedule 1

SCHEDULE OF CHANGES IN OUTSTANDING PRINCIPAL AMOUNT

The following notations in respect of changes in the outstanding principal amount of this Note have been made:

Date	Initial Principal Amount	Change in Outstanding Principal Amount	New Balance	Notation Made by

Exhibit B

Form of 1.300% Note

No. [ ]	CUSIP No. [ ](5)

ISIN No. [ ](6)

Common Code [ ](7)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

Unless this security is presented by an authorized representative of Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking, société anonyme (“Clearstream” and, together with Euroclear, “Euroclear/Clearstream”) to the Issuer or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of USB Nominees (UK) Limited or in such other name as is requested by an authorized representative of Euroclear/Clearstream (and any payment is made to USB Nominees (UK) Limited or to such other entity as is requested by an authorized representative of Euroclear/Clearstream), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, USB Nominees (UK) Limited, has an interest herein.

(5)  Initial Note: 31428XBX3

(6)  Initial Note: XS2034629134

(7)  Initial Note: 203462913

FEDEX CORPORATION

1.300% Notes due 2031

Guaranteed as to Payment of Principal, Premium, if any, and Interest
by the Guarantors named in the Indenture Referred to Below

FedEx Corporation, a Delaware corporation (the “Company,” which term includes any successor Corporation under the Indenture), for value received, hereby promises to pay to USB Nominees (UK) Limited as nominee of Elavon Financial Services DAC as common depository for the accounts of Euroclear/Clearstream or registered assigns, the principal sum of €500,000,000 on August 5, 2031 (the “Stated Maturity Date”) and to pay interest thereon from August 5, 2019, or from the most recent “Interest Payment Date” to which interest has been paid or duly provided for, annually in arrears on August 5 of each year, commencing on August 5, 2020, and ending on the Stated Maturity Date or date of earlier redemption as contemplated herein, at the rate of 1.300% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture dated as of October 23, 2015 among the Company, the Guarantors referred to in the Indenture and Wells Fargo Bank, National Association as Trustee (the “Trustee,” which term includes any successor trustee pursuant to the Indenture), as supplemented by Supplemental Indenture No. 10 dated as of August 5, 2019 (“Supplemental Indenture No. 10”), among the Company, the Guarantors named therein, the Trustee and Elavon Financial Services DAC, UK Branch, as paying agent (the “Paying Agent”) (as so amended and supplemented, the “Indenture”), be paid to the Person in whose name this Note is registered at the close of business on the “Regular Record Date” for such interest, which shall be the preceding July 21 or, if the Notes are represented by one or more global notes, the close of business on the business day (for this purpose a day on which Euroclear/Clearstream are open for business) immediately preceding July 21. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Interest payments on this Note will be computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last date on which interest was paid on this Note (or August 5, 2019, if no interest has been paid on this Note) to, but excluding the next scheduled interest payment date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association.

If the Stated Maturity Date or any redemption date of this Note falls on a day that is not a business day, the related payment of principal, premium and additional amounts, if any, and interest will be made on the next business day as if it were made on the date such payment was due, and no interest shall accrue on the amounts so payable for the period from and after such date to the next business day. If any interest payment date would otherwise be a day that is not a business day, that interest payment date will be postponed to the next date that is a business day.

If, on or after issuance of this Note, the single currency of participating member states of the economic and monetary union as contemplated in the Treaty on European Union (the “euro”) is unavailable to the Company due to the imposition of exchange controls or other circumstances beyond the Company’s control or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of this Note will be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second business day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second business day prior to the relevant payment date as determined by the Company in its sole discretion. Any payment in respect of this Note so made in U.S. dollars will not constitute an Event of Default under this Note or the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the Certificate of Authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit pursuant to the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FEDEX CORPORATION

By:
	Name:	Michael C. Lenz
	Title:	Corporate Vice President and Treasurer

Attest:

By:
	Name:	C. Edward Klank III
	Title:	Assistant Secretary

Certificate of Authentication

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated: [ ](8)

(8)  Initial Note: August 5, 2019.

[REVERSE OF SECURITY]

FEDEX CORPORATION

1.300% Notes due 2031

This Note is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued pursuant to the Indenture. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantors, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. To the extent the terms of the Indenture and this Note are inconsistent, the terms of the Indenture shall govern. This Note is one of the series designated on the face hereof, limited in initial aggregate principal amount to €500,000,000, except as contemplated in Supplemental Indenture No. 10. Capitalized terms used herein and in the Guarantee dated August 5, 2019 but not defined herein have the meanings ascribed to such terms in the Indenture.

The Notes of this series are not subject to any sinking fund.

The Company will have the right, at its option, to redeem the Notes of this series in whole or in part at any time prior to the Par Call Date (as defined below), on at least 10 days’, but no more than 60 days’, prior written notice mailed by the Company (or otherwise delivered in accordance with the applicable clearing system’s procedures) to the Holders of the Notes of this series to be redeemed. Upon redemption of such Notes, the Company will pay a redemption price equal to the greater of (i) 100% of the principal amount of the Notes of this series to be redeemed and (ii) the sum of the present values of the Remaining Scheduled Payments (as defined in Supplemental Indenture No. 10) of principal and interest on the Notes of this series to be redeemed that would be due if the Notes of this series matured on the Par Call Date (not including any portion of such payments of interest accrued as of the redemption date), discounted to the redemption date on an ACTUAL/ACTUAL (ICMA) day count basis, at the applicable Comparable Government Bond Rate (as defined in Supplemental Indenture No. 10) plus 0.250% (25 basis points), plus, in the case of either (i) or (ii), accrued and unpaid interest to the date of redemption on the principal amount of the Notes of this series being redeemed.

At any time on or after the Par Call Date, the Company may redeem the Notes of this series, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes of this series to be redeemed plus accrued and unpaid interest to the date of redemption on the principal amount of the Notes of this series being redeemed. As used in this Note, Par Call Date shall mean May 5, 2031 (the date that is three months prior to the Stated Maturity Date of the Notes of this series).

Unless the Company defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the Notes or portions of the Notes of this series called for redemption.

If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of the issuance of the Notes of this series, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, the Company will become obligated to pay additional amounts (as described in Supplemental Indenture No. 10) with respect to the Notes of this series, then the Company may at any time at its option redeem, in whole, but not in part, the outstanding Notes of this series on not less than 30 nor more than 60 days prior notice, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest on the Notes of this series to be redeemed to, but not including, the date fixed for redemption.

If a Change of Control Repurchase Event (as defined in Supplemental Indenture No. 10) occurs with respect to Notes of this series, except to the extent the Company has exercised its right to redeem the Notes of this series pursuant to the redemption terms of the Notes, the Company will make an offer, as provided in, and subject to the terms of, Supplemental Indenture No. 10, to each Holder of the Notes of this series to repurchase all or any part (in minimum denominations of €100,000 and integral multiples of €1,000 in excess thereof) of that Holder’s Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of such Notes repurchased plus any accrued and unpaid interest on such Notes repurchased to, but not including, the date of repurchase.

The Notes of this series are fully and unconditionally guaranteed as to the due and punctual payment of the principal, premium, if any, and interest in respect thereof by the Guarantors as evidenced by their guarantees (the “Guarantees”) set forth hereon. The Guarantees are the direct and unconditional obligations of such Guarantors and rank and will rank equally in priority of payment and in all other respects with all other unsecured and unsubordinated obligations of such Guarantors now or hereafter outstanding.

In case an Event of Default with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Note or (ii) certain respective covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth therein, which provisions apply to the Notes.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders of the Securities of each series to be affected pursuant to the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in principal amount of such Securities at the time Outstanding (voting as a single class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company and the Guarantors with certain provisions of the Indenture and certain past defaults pursuant to the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note or Notes issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Note at the times, places and rate, and in the currency herein prescribed.

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Transfer Agent, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by, the Holder hereof or its attorney-in-fact duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations equal to €100,000 and integral multiples of €1,000 in excess thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Notes of this series are exchangeable for the same aggregate principal amount of Notes of this series and of like tenor and authorized denominations, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantors, the Trustee, the Paying Agent and any agent of the Company, a Guarantor or the Trustee may treat the Person in whose name this

Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Guarantors, the Trustee, the Paying Agent nor any such agent shall be affected by notice to the contrary.

No recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any Guarantor or of any successor thereto, either directly or through the Company or any Guarantor or any successor thereto, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance hereof and as part of the consideration for the issue hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

Schedule 1

SCHEDULE OF CHANGES IN OUTSTANDING PRINCIPAL AMOUNT

The following notations in respect of changes in the outstanding principal amount of this Note have been made:

Date	Initial Principal Amount	Change in Outstanding Principal Amount	New Balance	Notation Made by